Exhibit 99.1

Intuitive Machines Reports Third Quarter 2024 Results

Houston, TX, November 14, 2024 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a leading space exploration, infrastructure, and services company, today announced its financial results for the third quarter ended September 30, 2024.

Intuitive Machines CEO Steve Altemus said, “Intuitive Machines had a very strong third quarter highlighted by key wins, revenue growth, and the largest cash balance in Company history. Throughout the quarter, we continued to focus on our three core service pillars: delivery, data transmission, and infrastructure as services. These pillars provide foundational capabilities that enable the missions and goals of commercial and government exploration of the Moon.”

Q3 Highlights

•Awarded $116.9 million contract through NASA’s Commercial Lunar Payload Services (CLPS) initiative, marking Intuitive Machines’ fourth contract award, more than any other CLPS vendor

•Sole awardee of Near Space Network (NSN) data services contract from NASA with a maximum potential value of $4.82 billion, a transformative step for Intuitive Machines in data transmission for in-space communications and navigation

•Completed vehicle propulsion system hot fire for Intuitive Machines’ second lunar mission, representing the most complex integrated test of the vehicle, in preparation for a Q1 launch from the Kennedy Space Center

•Achieved $58.5 million of revenue in Q3, up 359% YoY; $173.3 million year to date, more than double all of 2023

•Improved profitability with $4.1 million of positive gross margin in Q3

•Ended Q3 with $89.6 million in cash, the highest quarter ending cash balance in Company history

•Reported record backlog of $316.2 million, the highest quarter ending backlog in Company history driven primarily by Intuitive Machines’ fourth NASA CLPS award; backlog does not yet include the full $150 million of initial task orders for Near Space Network data services

Mr. Altemus continued, “We made progress across all three pillars by first securing another south pole lunar delivery mission, then winning the Near Space Network Services contract, and finally, continuing to mature both our LTV design in conjunction with our heavy cargo class lander. These strategic revenue streams bring our business thesis clearly into view, allowing us to focus on capturing more operational services, which we believe will provide long-tail revenues with higher margins.”

Intuitive Machines CFO Pete McGrath said, “As demonstrated in the quarter, we continue to execute on current programs while winning key awards. I look forward to guiding the Company through a new lens as CFO and focus on managing costs efficiently to drive towards profitability and achieve our financial targets.”

2024 Outlook

•We are narrowing our full-year 2024 revenue outlook to $215 - $235 million and are trending towards the mid-point
•Current cash balance of $106.9 million as of month end October, coupled with our strong visibility into the timing of collections for contracted milestone payments, gives us confidence that we will end the year with a similar cash balance
•We expect backlog expansion driven by key potential upcoming awards such as Near Space Network 1.2 / 1.3 Direct to Earth, LTVS Phase 2, among others, coupled with task orders for OMES and Near Space Network 2.2 - Cislunar Relay

Conference Call Information

Intuitive Machines will host a conference call today, November 14, 2024, at 8:30 am Eastern Time to discuss these results. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Following the conference call, a webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share-based compensation, change in fair value instruments, gain or loss on issuance of securities, other income/expense, depreciation, impairment of property and equipment, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are: Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space exploration, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines became the first commercial company to land and operate on the lunar surface, validating its ability to provide the three service pillars required to commercialize a celestial body: delivery, data & communications, and autonomous operations in space. The Company empowers its customers to achieve their ambitious visions and commercial goals in space through seamless collaboration with its robust service pillars. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our lunar missions, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding revenue for government contracts awarded to us; our expectations regarding changes to government contracts or programs; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information under “2024 Outlook,” including our expectations on revenue generation, backlog and cash. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this press release: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets, and unpatented know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any litigation, including securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023 [1]
ASSETS
Current assets
Cash and cash equivalents	$89,605	$4,498
Restricted cash	2,042	62
Trade accounts receivable, net	51,312	16,881
Contract assets	21,572	6,489
Prepaid and other current assets	3,736	3,681
Total current assets	168,267	31,611
Property and equipment, net	17,170	18,349
Operating lease right-of-use assets	39,240	35,853
Finance lease right-of-use assets	121	95
Total assets	$224,798	$85,908
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	18,965	$16,771
Accounts payable - affiliated companies	6,024	5,786
Current maturities of long-term debt	—	8,000
Contract liabilities, current	54,805	41,371
Operating lease liabilities, current	3,120	4,833
Finance lease liabilities, current	36	25
Other current liabilities	12,364	4,747
Total current liabilities	95,314	81,533
Contract liabilities, non-current	879	—
Operating lease liabilities, non-current	35,313	30,550
Finance lease liabilities, non-current	74	67
Earn-out liabilities	47,848	14,032
Warrant liabilities	49,795	11,294
Other long-term liabilities	112	4
Total liabilities	229,335	137,480
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	5,843	28,201
Redeemable noncontrolling interests	484,973	181,662
SHAREHOLDERS’ DEFICIT
Class A common stock	8	2
Class B common stock	—	—
Class C common stock	6	7
Treasury Stock	(12,825)	(12,825)
Paid-in capital	—	—
Accumulated deficit	(483,998)	(248,619)
Total shareholders’ deficit attributable to the Company	(496,809)	(261,435)
Noncontrolling interests	1,456	—
Total shareholders’ deficit	(495,353)	(261,435)
Total liabilities, mezzanine equity and shareholders’ deficit	$224,798	$85,908

1 Reflects immaterial, non-cash corrections primarily related to historical estimated contract losses on certain lunar payload services contracts; see our September 30, 2024 Form 10-Q for further information.

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 [1]	2024 [1]	2023 [1]
Revenue	$58,478	$12,731	$173,338	$48,960
Operating expenses:
Cost of revenue (excluding depreciation)	45,873	26,493	144,141	73,688
Cost of revenue (excluding depreciation) - affiliated companies	8,484	—	27,107	—
Depreciation	482	329	1,319	944
Impairment of property and equipment	5,044	—	5,044	—
General and administrative expense (excluding depreciation)	12,319	9,913	39,726	27,956
Total operating expenses	72,202	36,735	217,337	102,588
Operating loss	(13,724)	(24,004)	(43,999)	(53,628)
Other income (expense), net:
Interest income (expense), net	31	(228)	31	(781)
Change in fair value of earn-out liabilities	(33,328)	36,036	(33,816)	61,066
Change in fair value of warrant liabilities	(33,686)	10,259	(36,641)	10,259
Change in fair value of SAFE Agreements	—	—	—	(2,353)
Loss on issuance of securities	—	(6,729)	(68,080)	(6,729)
Other income (expense), net	346	(418)	768	(379)
Total other income (expense), net	(66,637)	38,920	(137,738)	61,083
Income (loss) before income taxes	(80,361)	14,916	(181,737)	7,455
Income tax expense	(50)	(605)	(50)	(292)
Net income (loss)	(80,411)	14,311	(181,787)	7,163
Net loss attributable to Intuitive Machines, LLC prior to the Business Combination	—	—	—	(6,481)
Net income (loss) (post Business Combination)	(80,411)	14,311	(181,787)	13,644
Net loss attributable to redeemable noncontrolling interest	(25,679)	(18,992)	(50,001)	(39,691)
Net income attributable to noncontrolling interest	668	—	2,429	—
Net income (loss) attributable to the Company	(55,400)	33,303	(134,215)	53,335
Less: Preferred dividends	(143)	(674)	(751)	(1,657)
Net income (loss) attributable to Class A common shareholders	$(55,543)	$32,629	$(134,966)	$51,678

1 Reflects immaterial, non-cash corrections primarily related to historical estimated contract losses on certain lunar payload services contracts; see our September 30, 2024 Form 10-Q for further information.

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(181,787)	$7,163
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,319	944
Bad debt expense (recovery)	440	(836)
Impairment of property and equipment	5,044	—
Share-based compensation expense	7,180	2,748
Change in fair value of SAFE Agreements	—	2,353
Change in fair value of earn-out liabilities	33,816	(61,066)
Change in fair value of warrant liabilities	36,641	(10,259)
Loss on issuance of securities	68,080	6,729
Other	108	25
Changes in operating assets and liabilities:
Trade accounts receivable, net	(34,871)	(314)
Contract assets	(15,083)	4,974
Prepaid expenses	(55)	(1,471)
Other assets, net	(3,412)	539
Accounts payable and accrued expenses	2,194	6,995
Accounts payable – affiliated companies	238	1,568
Contract liabilities – current and long-term	14,314	(6,285)
Other liabilities	10,212	23,260
Net cash used in operating activities	(55,622)	(22,933)
Cash flows from investing activities:
Purchase of property and equipment	(5,185)	(27,668)
Net cash used in investing activities	(5,185)	(27,668)
Cash flows from financing activities:
Proceeds from Business Combination	—	8,055
Proceeds from issuance of Series A Preferred Stock	—	26,000
Transaction costs	(437)	(9,371)
Proceeds from borrowings	10,000	—
Repayment of loans	(18,000)	—
Proceeds from issuance of securities	107,935	20,000
Member distributions	—	(7,952)
Stock option exercises	300	—
Payment of withholding taxes from share-based awards	(2,291)	(293)
Forward purchase agreement termination	—	12,730
Warrants exercised	51,360	16,124
Contributions from (distributions to) noncontrolling interests	(973)	196
Net cash provided by financing activities	147,894	65,489
Net increase in cash, cash equivalents and restricted cash	87,087	14,888
Cash, cash equivalents and restricted cash at beginning of the period	4,560	25,826
Cash, cash equivalents and restricted cash at end of the period	91,647	40,714
Less: restricted cash	2,042	62
Cash and cash equivalents at end of the period	$89,605	$40,652

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$(80,411)	$14,311	$(181,787)	$7,163
Adjusted to exclude the following:
Taxes	50	605	50	292
Depreciation	482	329	1,319	944
Impairment of property and equipment	5,044	—	5,044	—
Interest (income) expense, net	(31)	228	(31)	781
Share-based compensation expense	1,285	1,556	7,180	2,748
Change in fair value of earn-out liabilities	33,328	(36,036)	33,816	(61,066)
Change in fair value of warrant liabilities	33,686	(10,259)	36,641	(10,259)
Change in fair value of SAFE Agreements	—	—	—	2,353
Loss on issuance of securities	—	6,729	68,080	6,729
Other expense (income), net	(346)	418	(768)	379
Adjusted EBITDA	$(6,913)	$(22,119)	$(30,456)	$(49,936)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Nine Months Ended September 30,
(in thousands)	2024	2023
Net cash used in operating activities	(55,622)	(22,933)
Purchases of property and equipment	(5,185)	(27,668)
Free cash flow	(60,807)	(50,601)

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	September 30, 2024	December 31, 2023
Backlog	$316,164	$268,566

Backlog increased by $47.6 million as of September 30, 2024 compared to December 31, 2023, due to $235.6 million in new awards primarily associated with a new IM-4 CLPS contract awarded in the third quarter of 2024, the Lunar Terrain Vehicle Services design project, a new commercial payload contract on the IM-3 mission, task order modifications to the IM-2 CLPS contract and the IM-3 CLPS contract. These increases are partially offset by continued performance on existing contracts of $173.4 million and decreases related to contract value adjustments of $14.6 million primarily related to various certain fixed price contracts and task order adjustments on the OMES III contract.